Exhibit 99.1

Atea Pharmaceuticals Appoints Howard H. Berman to Board of Directors and

Announces Share Repurchase Program

Enters into Agreement with Bradley L. Radoff and Michael Torok

BOSTON – April 17, 2025 – Atea Pharmaceuticals, Inc. (Nasdaq: AVIR) (“Atea” or “Company”), a clinical-stage biopharmaceutical company engaged in the discovery and development of oral antiviral therapeutics for serious viral diseases, today announced the appointment of Howard H. Berman, Ph.D. to its Board of Directors (the “Board”). Dr. Berman will serve as a non-voting observer to the Board through Atea’s 2025 Annual Meeting of Stockholders when he will join the Board as a full voting member.

“We are pleased to welcome Howard Berman to the Atea Board,” said Jean-Pierre Sommadossi, Ph.D., Chief Executive Officer and Founder of Atea. “We look forward to benefitting from Dr. Berman’s industry experience and insights as we advance our global Phase 3 program evaluating the regimen of bemnifosbuvir and ruzasvir for the treatment of hepatitis C virus (HCV) and our efforts to deliver value to Atea’s shareholders.”

“Atea’s de-risked Phase 3 program with its potential best-in-class profile for the treatment of HCV has the potential to disrupt a multi-billion global market,” said Dr. Berman. “I look forward to joining the Board and working with my fellow directors on behalf of all Atea’s shareholders.”

The Company is adding Dr. Berman to the Board as part of its entry into an agreement (the “Agreement”) with Bradley L. Radoff and Michael Torok (together with certain of their affiliates, the “Radoff-JEC Group”). In connection with the Agreement, the Radoff-JEC Group has withdrawn its slate of nominated director candidates and has agreed to vote all of the shares it collectively owns in favor of each of Atea’s Board nominees at the 2025 Annual Meeting.

“We invested in Atea because it has a real opportunity to create significant value for its shareholders,” said Bradley L. Radoff and Michael Torok. “We appreciate the productive engagement we have had with the Company, and we look forward to the contributions Dr. Berman will make to the Board.”

The Company also announced that Franklin Berger has informed the Company of his intention not to stand for reelection at Atea’s 2027 Annual Meeting of Stockholders.

The Agreement with the Radoff-JEC Group, which includes certain customary standstill, voting and other provisions, will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Share Repurchase Program and Strategic Alternatives Process

Atea also today announced that its Board has authorized, and will promptly begin executing upon, the repurchase of up to $25 million of the Company’s common stock. This authorization reflects the Company’s commitment to return capital to shareholders, while maintaining the flexibility needed to continue funding its global Phase 3 HCV program and positioning Atea for long-term success.

As previously announced on December 16, 2024, Atea engaged Evercore, a global independent investment bank, to identify potential opportunities to enhance shareholder value. The process includes a review of a broad range of strategic alternatives, including strategic partnerships, acquisition, merger, or other business combination, sale of assets or other strategic transactions. The process is ongoing, and the Company continues to evaluate all options to maximize shareholder value. There is no assurance that the process will result in the completion of any specific transaction or outcome. The Company does not intend to comment further with respect to this review unless or until its Board has approved a definitive course of action, the review process has concluded, or it is determined that other disclosure is appropriate.

Evercore is serving as Atea’s financial advisor and Latham & Watkins LLP is serving as legal counsel. Olshan Frome Wolosky LLP is serving as legal counsel to the Radoff-JEC Group.

About Howard H. Berman, Ph.D.

Howard H. Berman, Ph.D., is the Founder, Executive Chairman and former CEO of Coya Therapeutics Inc. (NASDAQ: COYA), a clinical-stage biotechnology company developing treatments focused on the potential therapeutic advantages of regulatory T cells. Prior to founding Coya Therapeutics in 2020, he served as the Founder and former board member of Imaware Inc., a private at-home health testing and diagnostics company. Previously, he has held senior medical liaison roles at AbbVie Inc., Eli Lilly and Co., and Novartis Pharmaceuticals. Dr. Berman holds a Bachelor of Science in Biology from the University of Michigan and both a master’s degree and Ph.D. in Neuroscience and Pharmacology from Weill Cornell Medical College.

About Atea Pharmaceuticals

Atea is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing oral antiviral therapies to address the unmet medical needs of patients with serious viral infections. Leveraging Atea’s deep understanding of antiviral drug development, nucleos(t)ide chemistry, biology, biochemistry and virology, Atea has built a proprietary nucleos(t)ide prodrug platform to develop novel product candidates to treat ssRNA viruses, which are a prevalent cause of serious viral diseases. Atea plans to continue to build its pipeline of antiviral product candidates by augmenting its nucleos(t)ide platform with other classes of antivirals that may be used in combination with its nucleos(t)ide product candidates. Our lead program and current focus is on the development of the regimen of bemnifosbuvir, a nucleotide analog polymerase inhibitor, and ruzasvir, an NS5A inhibitor, to treat hepatitis C virus. For more information, please visit www.ateapharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to statements regarding Atea’s Phase 3 clinical trial; Atea’s strategy and prospects; withdrawal of the Radoff-JEC Group’s director nominees; Atea’s share repurchase program; and Atea’s strategic alternatives process. When used herein, words including “expected,” “should,” “anticipated,” “believe.” “will,” “plans”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Atea’s current expectations and various assumptions. Atea believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Atea may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, repurchases of our common stock may not be conducted in the manner the Company expects; uncertainties inherent in the drug discovery and development process and the regulatory submission or approval process, unexpected or unfavorable safety or efficacy data or results observed during clinical trials or in data readouts; delays in or disruptions to clinical trials or our business; our reliance on third parties over which we may not always have full control, our ability to manufacture sufficient commercial product, competition from approved treatments for HCV, as well as the other important factors discussed under the caption “Risk Factors” in Atea’s Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Atea may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing Atea’s views as of any date subsequent to the date of this press release.

Contacts

Jonae Barnes

SVP, Investor Relations and Corporate Communications

617-818-2985

barnes.jonae@ateapharma.com

Nick Lamplough / Jack Kelleher / Dylan O’Keefe

Collected Strategies

Atea-cs@collectedstrategies.com